ASSET PURCHASE AGREEMENT
                            ------------------------

                                                                          DRAFT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of_____________1997, by and between Butterwings Entertainment Group, Inc., an Illinois corporation (the "Seller"), and TeNaKi Corp., a Minnesota corporation (the "Buyer").

                                    Recitals
                                    --------

         Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer, certain of the assets, property, rights and business of the Seller relating to its Mrs. Fields cookie franchise operation located at 3001 White Bear Ave., Maplewood, Minnesota, upon the terms and conditions of this Agreement.

                                    Agreement
                                    ---------

        In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

        For purposes of this Agreement, the following terms shall have the following meanings.

        "Assumed Liabilities" shall mean the duties, liabilities, or obligations of Seller identified on Schedule 1A.

        "Business" shall mean Seller's business of producing, marketing and selling Mrs. Fields Cookie goods and products, from its Maplewood Mall, 3001 White Bear Ave., Maplewood, Minnesota location.

        "Business Assets" shall mean the assets used in Seller's Business including but not limited m all equipment, fixtures, leasehold improvements and inventory, which items are identified on Schedule 1B, located at its Maplewood Mall, 3001 White Bear Ave., Maplewood, Minnesota location.

        "Closing"  shall  mean  the   consummation  of  the  purchase  and  sale
transaction described herein.

        "Closing Date" shall mean the date on which the Closing occurs, as specified in Article 2.

        "Confidential Information" shall mean any information or compilation of information which is proprietary to the parties and which relates to their existing or reasonably foreseeable business, including, but not limited to, trade secrets and information contained in or relating to product designs, manufacturing methods, processes, techniques, tooling, sales techniques, marketing plans or proposals existing or potential customer lists and all other customer information. Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of any breach of a confidentiality obligation, (ii) is rightfully received from a third party and not derived directly or indirectly from any breach of a confidentiality obligation, or (iii) is independently developed by the parties without any reference to any such in All information which either party hereto identifies as being "confidential" or a "trade secret" shall be presumed to be Confidential Information.

        "Customer List" shall mean the list of the names and addresses of the customers serviced by Seller and third parties who refer customers to the Business.

        "Governmental  Entity"  shall  mean any  court,  administrative  agency,
commission,   state,   municipality   or   other   governmental   authority   or
instrumentality, domestic or foreign

        "Liens"  shall  mean,  with  respect  to  the  Purchased   Assets,   all
liabilities, claims, liens, charges, pledges, security interests, restrictions and or other encumbrances of any kind.

        "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations, financial condition or prospects of the Business.

       "Non-Compete" shall mean the covenants of Seller pursuant to Section 4.7.

        "Purchase Price" shall mean the aggregate amount to be paid by Buyer to Seller for the Purchased Assets and the Non-Compete.

        "Purchased Assets" shall mean all of the assets to be purchased and sold hereunder on the Closing Date, consisting of the Business Assets Customer List, and Records and those items described on Schedule 1B and excluding those assets described on the "Excluded Assets" portion of Section 1B.

        "Records" shall mean all books of account, general, financial and accounting records, files, invoices, payment authorizations, certificates of need, correspondence to and from customers, suppliers and payors, and other data owned by Seller on the Closing Date, which relate to the Business, Purchased Assets or Assumed Liabilities.

                                    ARTICLE 2
                             SALE OF ASSETS: CLOSING
                             -----------------------

        Section 2.1. Sale of Assets. At the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of all Liens, all of the Purchased Assets.

        Section 2.2.  Purchase Price and Consulting Agreement Payments.

        (a) Buyer shall pay to Seller the Asset Purchase Price, which shall be thirty-six thousand and 00/100 Dollars ($36,000-00), which shall be payable in cash or certified funds on Closing Date. Said purchase price includes the value of the inventory on hand on the Date of Closing and a Five thousand and 00/100 Dollars ($5,000.00) transfer fee to be paid by Seller to the Mrs. Fields Cookie Franchisor.

        (b) Buyer's shall pay to Seller on the Closing, One Thousand and 00/100 Dollars ($1,000.00) as consideration for the non-competition and agreements by the Seller.

        Section 2.3. Buyers Assumptions of Liabilities. On the terms and subject to the conditions set forth in this Agreement, and in further consideration of the transfer of the Purchased Assets, at the Closing, Buyer shall assume only those duties, liabilities or obligations of Seller included in the Assumed Liabilities.

        Section 2.4. Closing. The Closing shall take place at the offices of Renae Lillegard Fry, 2345 Rice Street, Suite 145, Roseville, Minnesota, on June 1, 1997, or at such other time and location as the parties hereto shall agree in writing.

        Section 2.5. Deliveries at Closing. At the Closing, Seller shall convey, transfer, assign and deliver to Buyer all of the Assets, including good and merchantable title to all personal property included therein. Seller shall deliver to Buyer:

        (a) A Bill of Sale in the form of Exhibit A, and such assignments and other instruments of transfer as may be reasonably satisfactory to Buyer's counsel, and with such consents to the conveyance, transfer and assignment thereof as may be necessary to effect the conveyance, transfer, assignment and delivery of the Purchased Assets and to vest in Buyer the title specified in this Section and to assure Buyer the full benefit of the Purchased Assets; and

        (b) A Consent to Assignment for those Material Contracts and real estate leases for which a consent to assignment is required, together with those Material Contracts specifically listed on Schedule 1A. Simultaneously with the delivery referred m in this on, Seller shall take or cause to be taken all such actions as may reasonably be required to put Buyer in actual possession and operating control of the Purchased Assets.

                                    ARTICLE 3
                          REPRESENTATION AND WARRANTIES
                          -----------------------------

        A.  Seller hereby represents and warrants to Buyer as follows:

        Section 3.1. Organization and Power of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and Seller is authorized to transact business in Minnesota and holds a Certificate of Authority issued by the State of Minnesota. Seller has full power and authority to own its properties and conduct the business presently being conducted by it, to execute this Agreement, and to consummate the transactions contemplated by this Agreement.

        Section 3.2. Authorization. The execution, delivery and performance of this Agreement by Seller have been duly authorized and approved by all requisite action on the part of Seller this Agreement constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or limiting creditors' rights generally and by equitable principles.

        Section 3.3. No Conflict. The execution and delivery of this Agreement do not, and the consummation of the actions contemplated hereby and the compliance with the terms hereof will not (a) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Seller. (b) conflict with any provision of Seller's governing documents, (c) result in any violation of, and will not conflict with, or result in a breach of any terms of, or constitute a default under any mortgage, instrument or agreement to which the Seller is a party or by which Seller or any of the Purchased Assets is bound, or create any lien or encumbrance upon any of the Purchased Assets, or (d) require any consent, approval, order or authorization of, or the registration, declaration or filing with, any Governmental Entity or Other third party.

        Section 3.4. Title to Purchased Assets. Seller has, or will have as of Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of all Liens. No other party has any rights or claims to possession of any of the Purchased Assets. None of the Purchased Assets are subject to any option, contract, arrangement or understanding that would restrict Seller's ability to transfer the Purchased Assets to Buyer as contemplated herein.

        Section 3.5. Condition of Purchased Assets. All of the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and in the state of maintenance repair and operating condition required for the proper operation and use thereof in the ordinary and usual course of business by Seller.

      Section 3.6. Litigation. There is not suit, action or proceeding pending against or affecting Seller relating to the Purchased Assets or the transactions contemplated hereby, nor is there, to the best of Seller's knowledge, any suit, action or proceeding threatened against Seller relating to Purchased Assets.

        Section 3.7. Insurance. The Business Assets included in the Purchased Assets is insured for the Seller's benefit and will continue to be so insured through the Closing, in amounts and against risks that are commercially reasonable.

        Section 3.8. Brokers. There are no claims for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of the Seller in connection with the transactions contemplated by this Agreement.

        Section 3.9.  Compliance: Business Practices.

        (a) Compliance with Laws and Regulations. Seller has conducted the Business in accordance with applicable laws and regulations and the Mrs. Fields Franchise Agreement, the violation of which might have a material adverse effect upon the Business as now conducted or any of the Purchased Assets or the Assumed Liabilities.

        (b) Business Forms, Procedures, and Practices. Seller's forms, procedures and practices are in compliance with all laws and regulations and the Mrs. Fields Franchise Agreements, to the extent applicable, the violation of which might have a adverse effect on the Business as now conducted or any of the Purchased Assets, or the Assumed Liabilities.

        Section 3.10. Condition of Business. Since October 1, 1996, until the date of this Agreement:

        (a) Material Change. There has been no material change in the accounting practices of Seller, the maintenance of Records by Seller or the relationship of the Business with customers, suppliers or others;

        (b) Ordinary Course. Seller has carried on the Business in the ordinary course in substantially the same manner as conducted as of October 1, 1996; and

        (c) No Dispositions. Seller has not sold, leased or otherwise disposed of, or agreed to sell, lease or otherwise dispose of, any material assets of the Business except as provided in this Agreement or in the ordinary course of business consistent with prior practice.

        Section 3. 11. Bulk Sale Law. The transfer of Purchased Assets by Seller under this Agreement is not subject to any statutory bulk sale or fraudulent conveyance law adopted by the State of Minnesota.

        Section 3.12. Financial Statements. Seller has delivered to Buyer financial information respecting the Seller, (the "Financial Statements"), which consist of unaudited financial statements for the Seller's Maplewood Mall, 3001 White Bear Ave., Maplewood, Minnesota location, as of October 6, 1996. The Financial Statements fairly present the financial position and results of operations of the Seller as for the periods then ended and the financial position of the Seller at the dates thereof in accordance with generally accepted accounting principles. The Seller has maintained its books of account in accordance with generally accepted accounting principles consistently applied, and such books of account are and, during the period covered by the Financial Statements were, correct and complete in all material respects, fairly and accurately reflect or reflected the income, expenses, assets and liabilities of the Seller, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the Financial Statements. Seller's revenue accounts support the revenue recognition shown on the Financial Statements for the period indicated and are complete and accurate in all material respects. Seller's revenues, as reflected in Seller's Financial Statements, are recorded at levels which are realizable and collectable. All quantities and costing used by Seller to record the values of the Purchased Assets are complete and accurate in all material respects.

        Section 3.13. Real Estate Lease. The lease for the premises located at the Maplewood Mall, 3001 White Bear Ave., Maplewood, Minnesota (the "Lease") is valid and binding and enforceable in accordance with its terms, and to the best of Seller's knowledge, neither Seller nor the other party to the Lease are in material default of any of the provisions thereof.

        Section 3.14. Inventories. Merchandise inventories are consistently represented in the Financial Statements at their proper cost. Seller represents that the inventory, within normal tolerance for minor clerical errors, exists as and is verifiable by physical count.

        Section 3.15. Pre-Bill. Seller has not prebilled or received prepayment for products to be sold, services to be rendered or expenses to be incurred subsequent to the Closing Date.

        Section 3.16. Patents, Trademarks, Trade Secrets, etc. Seller owns no patents, patent applications, trademarks, trademark registrations, applications for trademark registration, service marks, service mark registrations, applications for service mark registration, trade names, registered copyrights and any other intellectual property rights or licenses needed to operate the Business or holds the franchise rights for the use of such marks.

        Section 3.17. Material Contracts. Schedule 3.17 lists all of the contacts leases (including, but not limited to, the Lease), arrangements and understandings including, without limitation, sales orders, purchase orders and distribution agreements which are material to and relate to the Business as it is conducted by Seller, each of which was entered into, arrived at or conducted on behalf of Seller with appropriate authority in accordance with Seller's customary practices. No sales order contains or entitled the customer to any discount, credit, rebate or allowance of any kind or nature that reflects prepayment made by a customer. To Seller's and Owners' knowledge, neither Seller nor the other parties to such contracts, arrangements and understandings are in material default thereof.

        Section 3.18. Labor. Seller is not, and, as of the Closing Date will not be, a party to any employment or consulting agreement or to any collective bargaining agreement, nor are its employees members of a collective bargaining unit or union, nor has there been any recent unionization activity. Seller has substantially complied with all laws relating to the employment of labor, including provisions relating to wages, hours, collective bargaining, and the payment of unemployment compensation and workers' compensation amounts and social security, withholding and similar taxes, and is not liable for any arrears of wages, compensation fund contributions or any taxes or Penalties for failure to comply with such laws. To the best knowledge of Seller and Owners, none of employees of Seller has given any notice or made any threat, or otherwise revealed an intent to cancel or otherwise terminate his relationship with Seller, or given notice or expressed an interest not to accept employment with Buyer as of the Closing, or to thereafter cancel or otherwise terminate his employment with Buyer. At the Closing Date, all employees of Seller which Buyer has notified will be hired by Buyer as of the Closing will be free effective as of Closing, of all employment obligations to Seller and. will be free to become employees of Buyer.

        Section 3.19. Taxes. Seller has failed or will timely file all tax returns and reports required by federal, state or local law and has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies due in connection therewith. No Lien on the Purchased Assets will result from, nor will any transferee liability attach to the Purchased Assets by virtue of, any failure to file any return required to be filed or payment required to be paid with respect to the Seller for any and all taxes, levies, imports, duties, franchise, license and registration fees, charges or withholdings of any nature.

         Section 3.20. Statements Not Misleading. Seller and Owners have disclosed all facts, events or transactions which are material to the Purchased Assets and the Business. No representation or warranty of Seller or of Owners, or document furnished by Seller and Owners hereunder is false or inaccurate in any material respect or contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to the herein or in not misleading.

        B.     Buyer hereby represents and warrants to Seller as follows:

        Section 3.21. Organization and Power of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and Buyer is authorized to transact business in Minnesota. Buyer has full power and authority to own its properties and conduct the business presently being conducted by it, to consummate the transactions contemplated by this Agreement.

        Section 3.22. Authorization. The execution, delivery and performance of this Agreement by Buyer have been duly authorized and approved by all requisite action on the part of Buyer, this Agreement constitutes the valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or limiting creditors' rights generally and by equitable principles.

        Section 3.23. No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (a) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Buyer or either Owner, (b) conflict with any provision of Buyer's governing documents, (c) result in any violation of, and will not conflict with, or result in a breach of any terms of, or constitute a default under any mortgage, instrument or agreement to which the Buyer is a party or by which Buyer or any of the Purchased Assets is bound, or create any lien or encumbrance upon any of the Purchased Assets, or (d) require any consent, approval, order or authorization of, or the registration, declaration or filing with, any Governmental Entity or other third party.

        Section 3.24. Litigation. There is suit action or proceeding pending against or affecting Buyer relating to the Purchased Assets or the transactions contemplated hereby, nor is there, to the best of Buyer's knowledge, any suit, action or proceeding threatened against Buyer relating to the Purchased Assets.

        Section 3.25. Brokers. There are no claims for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of the Buyer in connection with transactions contemplated by this Agreement.


                                    ARTICLE 4
                                    COVENANTS
                                    ---------


        Section 4.l. Conduct of Business. During the period from the date of this Agreement and continuing until the Closing. Seller agrees (except as expressly provided in this Agreement or the Schedules hereto or to the extent that Buyer shall otherwise consent in writing) that:

        (a) Ordinary Course. Seller shall carry on the Business in the ordinary course in substantially the same manner as presently conducted, maintain the Records in substantially the same manner as presently and preserve the relationships of the Business with customers, suppliers and others.

        (b) No Dispositions. Seller shall not sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the Purchased Assets, except in the ordinary course of business consistent with prior practice.

        (c) Other Actions. Seller shall take no action that would or might result in any of its representations and warranties so forth in this Agreement becoming untrue (including the accuracy of the Schedules), in any of the conditions to Closing set forth in Article 6 not being satisfied, or in any of the Purchased Assets becoming materially less valuable.

        (d) Compliance with Laws. Seller shall comply with all laws, rules and regulations of any Governmental Entity applicable to the Purchased Assets or the conduct of the Business.

        (e) Advice of Changes. Seller shall promptly advise Buyer in writing of the occurrence of any matter or event that is material to the Business, the Purchased Assets, or to the closing conditions or the representations and warranties in this Agreement.

        Section 4.2. Access to Information. From and after the date of this Agreement until the Closing Date, Seller shall afford to Buyer and to Buyer's counsel, accountants and other authorized representatives, full access to the facilities, properties, contracts, books, records, key personal, customers and suppliers of the Business and shall allow them to examine and obtain copies of any and all documents pertaining or relating to the Purchased Assets and Assumed Liabilities in order that Buyer and its authorized representatives, in conducting the Due Diligence Review, may have full opportunity to make such reasonable investigations as they shall desire to make of the affairs of Seller. All access will be scheduled by mutual agreement, not unreasonably refused, and shall be scheduled so as not to unreasonably interfere with the operation of Seller's business.

        Section 4.3. Further Assurances. Seller will execute and deliver all such other and additional instruments, notices, releases, undertakings, consents and other documents, and do all such other acts and things, as may be reasonably requested by Buyer as necessary to assure to Buyer all the rights and interests granted or intended to be granted under this Agreement. Seller shall take or shall cause to be taken such other reasonable actions as Buyer may require more effectively to transfer, convey and assign to, and vest in, Buyer, and put Buyer in possession of, the Purchased Assets as contemplated by this Agreement. In the event that any Purchased Assets cannot be fully and effectively transferred to Buyer without the consent of a third party or parties, and if at the Closing Buyer shall have waived its right to receive at the Closing such consent, Seller shall thereafter be obligated to use its best efforts to assure Buyer the benefits of such contract, commitment, other arrangement or other Purchased Asset.

        Section 4.4. Passage of Title and Risk of Loss. Legal title, equitable title, and risk of loss with respect to the property and rights to be transferred hereunder shall not pass to Buyer until the property or right is transferred at the Closing and possession thereof is delivered to Buyer.

        Section 4.5.  Allocation of Purchase  Price.  Within one hundred  twenty
(120) days after the Closing (unless required sooner to meet the reasonable IRS filing requirements of one of the parties) the parties agree to complete duplicate IRS Form 8594 ("Asset Acquisition Statement") as required by Section 1060 of the Internal Revenue Code. The parties further agree to make no change or alteration of the Form 8594 and to file no Supplement Statement Form 8594 without at least fifteen (15) days prior written notice to the other party of the nature and extent of the changes, which notice shall include the revised or Supplemental Statement Form 8594.

        Section 4.6. Expenses. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Any sales, use or other transfer taxes applicable to the conveyance and transfer from Seller to Buyer of the Purchased Assets and any other transfer or documentary taxes or any filing or recording fees applicable to such conveyance and transfer shall be paid by Seller.

        4.7.   Seller's Non-Compete.

        (a) Non-Competition. For a period of three (3) years from the Closing Date, except as Buyer may otherwise consent in writing, Seller shall not, directly or indirectly, as a principal, agent, partner, member, shareholder, trustee, consultant, independent contractor, or otherwise: (i) own, manage, operate, control or otherwise be in any manner affiliated or connected with, or engage or participate in the ownership, management, operation or control of (as independent contractor, or otherwise), any business or entity which as one of its business activities competes, directly or indirectly, with Buyer in the Business within Fifteen (15) miles of any location from which Seller operated the Business on the Closing Date; (ii) attempt to sell, offer, or provide products or services which are or are related to floral products to any person or entity listed on the Customer List; or (iii) lend money, loans, make gifts of money or other property, or otherwise lend financial or other assistance in any form to any person, firm, association, partnership, venture, corporation or other business entity who is engaged or will within the period prescribed above engage in any of the activities prohibited by clause (i) or (ii).

        (b) Confidentiality. All data and information that Seller has obtained regarding the Business, including the Customer List, information relating to the requirements of customers on the Customer List and all other information regarding the affairs of the Business, shall be held in confidence by Seller, and Seller shall not divulge any of such information to anyone except Buyer or its representatives.

        (c) Injunctive Relief. Seller acknowledges that any violation of any provision of this Section 4.7 will cause irreparable harm to Buyer, that damages for such harm will be incapable of precise measurement and that, as a result, Seller will not have an adequate remedy at law to redress the harm caused by such violations. Therefore, in the event of Seller's violation of Section 4.7, Seller agrees that, in addition to its other remedies, Buyer shall be entitled to injunctive relief, including but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any such violation. Seller agrees to and hereby does submit to jurisdiction before any state or federal court of record in Hennepin County, Minnesota, and Seller hereby waives any right to raise the question of jurisdiction and venue in any action that Buyer may bring in such court against Seller.

        In addition to other relief to which it shall be entitled, Buyer shall be entitled to recover from Seller the costs and reasonable attorney's fees incurred by Buyer in seeking (i) enforcement of this Section 4.7 and (ii) relief from Seller's violation of any restriction contained in this Section 4.7.

        (d)  Severability.  Should  any  clause,  portion or  paragraph  of this
Section 4.7 be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Section 4.7. Should any particular covenant or restriction, including but not limited to the covenants and restrictions of Section 4.7(a) and 4.7(b), be held to be unreasonable or unenforceable for any reason, including without limitation the time period, geographical area and scope of activity covered by such covenant, then such covenant or restriction shall be given effect and enforced to the greatest extent that would be reasonable and enforceable.

        Section 4.8. Post-Closing Access to Records. From and after the Closing Date, Buyer shall afford Seller and Owners reasonable access to the Records conveyed as part of the Purchased Assets for purposes of tax audit, governmental investigation, litigation not involving (directly or indirectly) Buyer as an adverse or conflicting party, or for any other reasonable business purpose not involving an interest which is adverse or conflicting with the interests of Buyer, in the discretion of Buyer. Unless otherwise consented to by Buyer in writing, Seller shall hold in strict confidence all non-public information and documents contained in such Records, and shall not disclose the same to any third party except to governmental officials as may be legally required. All access will be scheduled by mutual agreement, not to unreasonably with the operation of Seller's business. Buyer shall maintain the Records in accordance with its standard record retention policies, but will retain specific Records for a longer period if reasonably required and identified by Seller in writing (provided Buyer reserves the right to require Seller to pay the storage expense for such longer period)

        Section 4.9. Audit of Financial Statements. Buyer shall have the right, at its expense and by an accounting firm of its election, to have an audit done of Seller's Financial Statements, including the financial statements of Seller ending with the Closing Date. Seller shall afford to Buyer and to Buyer's accountants and other authorized representatives, full access to Seller's books, records, and key personnel and shall allow and obtain copies of any and all necessary documents in order that Buyer and its representatives can conduct the required audit.

                                    ARTICLE 5
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                   -------------------------------------------

        All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

        Section 5.1. Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall have been true and shall be true in all material respects at and as of the Closing Date, except as otherwise specifically contemplated by this Agreement. Seller shall have compiled in all material respects with all covenants and conditions required to be performed or complied with by it prior to or at the Closing Date. Seller shall furnish Buyer with an appropriate certificate to the foregoing effect a3 of the Closing Date.

        Section 5.2. Litigation Affecting Closing. No action, suit or proceeding shall be pending or, to the best of Seller's knowledge, threatened by or before any court or Governmental Entity in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

        Section 5.3. Instruments of Sale, Etc. Buyer shall have received such instruments of sale, conveyance, transfer and assignment satisfactory to counsel for Buyer as are necessary or desirable to vest in Buyer title to all of the Purchased Assets or to confirm the status of title to the Purchased Assets.

        Section 5.4. Consents. Buyer shall have received all consents required by this Agreement for the transfer or assignment of all of the Purchased Assets or the transactions contemplated hereby, including but not limited to, the consent of the Mrs. Fields Cookies franchisor to become a franchisee and to approve the sale contemplated hereby.

        Section 5.5. No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Material Adverse Change.

        Section 5.6. Employees. Seller shall have terminated, effective upon Closing, the employment of all employees of the Business and paid all compensation or other money due to such employees with respect to their employment and termination by Seller, and shall have cooperated with Buyer in Buyer's efforts to hire such employees as Buyer deems desirable for the continuation of the Business.

        Section 5.7. Satisfactory Pre-Closing Due Diligence. Buyer has concluded its preclosing due diligence with regard to Seller and its Business, and Buyer and Buyer's counsel have been satisfied that the same has not revealed any problems, liabilities or obligations of Seller that would have a material adverse impact on the financial condition, operations or property of Seller or its Business, such due diligence and conclusion, however, shall not relieve Seller or Owners from liability for breach of any of the representations, covenants or warranties hereof.

        Section 5.8. Satisfactory Approval of Re: Mrs. Fields Franchise. Buyer has concluded its review of the Mrs. Fields Franchise Agreement and is satisfied that the terms of which meet with Buyer's approval, obtaining the necessary approvals from the Mrs. Fields Franchisor for the transaction contemplated hereby, obtaining the necessary grant of franchise rights for Buyer to operate the Mrs. Fields franchise, and completing the necessary training with regard to the operation of the Mrs. Fields franchise.

                                    ARTICLE 6
                  CONDITIONS PRECEDENT TO SELLER'S OBILGATIONS
                  --------------------------------------------

        All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

        Section 6. 1. Litigation Affecting Closing. No action, suit or proceeding shall be pending or threatened by or before any court or Governmental Entity in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

        Section 6.2. Released From Assumed Liabilities. Seller shall have obtained a release from the liabilities and obligations of the Assumed Liabilities, effective upon Buyer's assumption thereof from each of the other parties to the Assumed Liabilities.

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

        Section 7.1. Termination Events. This Agreement may be terminated on written notice by Buyer or Seller, if the Closing shall not have occurred on or before May 1, 1997 (the "Termination Date"), or such other date to which this Agreement has been extended by agreement of the parties. In addition, this Agreement may be terminated on written notice, on or before the Closing Date:

        (a)    By the mutual consent of the parties hereto; or

        (b) By Buyer, if the conditions set forth in Article 5 are not satisfied (or are incapable of being satisfied) on or before the Termination Date, without fault of Buyer; or

        (c) By Seller, if the conditions set forth in Article 6 are not satisfied (or are incapable of being satisfied) on or before the Termination Date, without fault of Seller.

        Section 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void and them shall be no liability on the part of Buyer or Seller or their respective officers or directors, except that the agreements contained in
Section 7.6 hereof shall survive the termination hereof.

        Section 7.3. Amendment. This Agreement may be amended only by the parties hereto by an instrument in writing signed by or on behalf of each of the parties hereto.

        Section 7.4. Waiver. Any term or provision of this Agreement may at any time be waived in writing by the party or parties who are entitled to the benefits being waived.

        Section 7.5. Return of Documents. In the event that the sale of the Purchased Assets is not consummated for any reason whatsoever, or if this Agreement is terminated for any reason whatsoever, each party will return to the other party on a timely basis all documents, agreements, instruments or other written information concerning the other party that was obtained from such other party.

        Section 7.6. Nondisclosure. In the event that this Agreement is terminated or the sale of the Purchased Assets is not consummated for any reason whatsoever, Buyer and Seller, and their respective employees, agents, and assigns, agree to hold in confidence and not to disclose, furnish communicate, make accessible to any person or use in any way for either party's own or another's benefit any Confidential Information of the other party or permit the same to be used in competition with the party which owns such Confidential Information.

                                    ARTICLE 8
                                  MISCELLANEOUS
                                  -------------

        Section  8.1.  Notices.  All  notices,   requests,   demands  and  other
communications hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid to the addresses set forth below:

        To Buyer:           TeNaKi Corp.
                            2396 East Skillman Avenue
                            North St. Paul, MN 55109

        with copy to:       Raw Lillegard Fry
                            2345 Rice Street, Suite 145
                            Roseville, MN 55113

        To Seller:          Butterwings Entertainment Group, Inc.
                            2345 Pembroke Avenue, Suite B
                            Hoffman Estates, Illinois 60195

                            Attn:  Kenneth B. Drost

        Section 8.2. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the sole understanding of the parties with respect to the subject matter hereof.

        Section 8.3. Counterparts: Expenses. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party shall pay all its own fees and bear all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

        Section 8.4. Parties in Interest: Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, provided that any assignment of this Agreement of the rights-hereunder by any party hereto without the written consent of the other parties shall be void.

        Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

        Section 8.6. Schedules and Headings. All of Schedules and Exhibits attached hereto are a part of this Agreement and all of the matters contained therein are incorporated herein by reference. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

        Section 8.7. Indemnification by Seller. Seller agrees to indemnify and hold Buyer harmless from and against any order, action, cost, claim, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty, fine, assessment or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, any and all attorney fees, costs, and other, expenses directly or indirectly, as a result of, or upon or arising from (i) any inaccuracy or breach or non-performance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement, (ii) any order, action, cost, claim, damage, liability or Lien arising prior to the Closing whether asserted prior to, on, or after the Closing, (iii) any third party claims in respect to the Business or Purchased Assets, or regarding the conduct of the Business, prior to the Closing that are asserted prior to, on or after the Closing, or (iv) any loss or liability by Seller's negligence or failure to comply with its obligations under this Agreement prior to, the Closing that are asserted prior to, on or after the Closing.

        Section 8.8. Indemnification by Buyer. Buyer agrees to indemnify and hold Seller harmless from and against any order, action, cost, claim, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty, fine, assessment or settlement of any kind or nature whether foreseeable or unforeseeable, including, but not limited to, any and all attorney fees, costs, and other expenses, directly or indirectly, as a result of, or based upon or arising from (i) and inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made with Buyer in or pursuant to this Agreement,(ii) any order, action, cost, claim, damage liability or Lien arising after the Closing, (iii) any third party claims in respect to the Business or Purchased Assets, regarding the conduct of the Business, arising after the Closing, or (iv) any loss or liability caused by Buyer's negligence or failure to comply with its obligations under this Agreement, which arise after the Closing.

        Section 8.9. Survival.  The  representation and warranties  contained in
Article 3, the covenants contained in Article 4 (with the exception of Section 4.7), and indemnification provisions contained in Section 8.7 and 8.8 shall survive the Closing for a period of one (1) year following the Closing Date. The covenants in Section 4.7 shall survive the Closing for the periods stated therein.

        Section 8.10. Public Announcement. No public announcement or other public disclosure shall be made, prior to the Closing, of this transaction or the terms and conditions thereof, except as mutually agreed by the parties or as may be required by applicable law.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



BUTTERWINGS ENTERTAINMENT GROUP, INC.                     TENAKI CORP.

By: /s/ Steve Buckley                              By:_________________________
---------------------
        Its President                                          Its
        -------------                                          ----------------




CONSENTED TO:

MRS. FIELDS DEVELOPMENT CORPORATION
By: __________________________
        Its ____________________

                                   SCHEDULE 1A

                               ASSUMED LIABILITIES

Lease for premises located at 3001 White Bear Ave., Maplewood, Minnesota, dated April 5, 1991.


                                   SCHEDULE 1B

                                PURCHASED ASSETS

I.      Purchased Assets

        The Purchased Assets include all of assets of any kind or nature, used or useful in the Business, including, without limitation, the following assets, but excluding the assets described below as "Excluded":

        a.     Tangible Property/Equipment

        All tangible personal property and fixtures of every kind, nature and description, including without limitation, all machinery, equipment, computers, parts, furniture, trade fixtures and general supplies, located at 3001 White Bear Ave., Maplewood, Minnesota;

        b.     Inventory

        All inventory, including prepaid and in-transit items, of materials and supplies, spare parts, shipping containers and materials, packaging, and finished products relating to the Seller's Business, located at 3001 White Bear Ave., Maplewood, Minnesota;

        c.     Contracts

        All customer contracts, agreements, and engagements, the lease for the premises at 3001 White Bear Ave., Maplewood, Minnesota and all other contracts, agreements, leases and licenses relating to the Business ("Contracts"), including, without limitation, all of the contracts, etc. listed on Schedule
3.17 of the Asset Purchase Agreement, together with all claims or rights of action now existing or hereinafter arising out of such contracts or agreements or the performance thereof, the benefit of all open orders placed with Seller, the benefit of all purchase orders placed by Seller for products of the type included in the inventory being acquired hereunder, all warranties extended and representations made to Seller by third parties to the extent assignable, and all rights, remedies, setoffs, allowances, reworkings, discount;

        d.     General Intangibles

        All claims and rights against third parties relating to, or arising out of the Business, together with any and all security interests, liens of mortgages granted or otherwise available to Seller as security for the collection of any of the Purchased Assets; security deposits, investment securities; permits; approvals; variances provider numbers; Seller's existing telephone numbers; trademarks, service marks, and all substantially similar names and marks; and all copyrights, patents, trade secrets, inventions, discoveries, know-how and other Intellectual Property rights relating to the Business;

        e.     Records

        All logs, books, records, files, customer lists, and histories, supplier lists, and files, engineering and design drawings, and all sales literature and sales aids, product sheets and documentation, product displays, advertising materials, manuals, computer and electronic data processing materials and programs, correspondence, and all other Records as defined in Asset Purchase Agreement;


        f.     Goodwill

        All of the know-how and goodwill of the Business, including, without limitation, the exclusive right for Buyer to hold itself out as the successor to the Business of Seller.

II.     Excluded Assets

        a.     Accounts Receivable.

        b.     Cash on hand and in bank accounts.

        c.     Corporate records of Seller.

                                  SCHEDULE 3.17

                               MATERIAL CONTRACTS

Party                 Date                  Agreement Type




                                            REAL ESTATE LEASES



Date           Premises Description

4/5/91         3001 White Bear Ave., Maplewood, Minnesota, legally described as:

                                    EXHIBIT A

                     BILL OF SALE, ASSIGNMENT AND CONVEYANCE
                          Effective as of _____________


        WHEREAS, TeNaKi Corp. ("Buyer") and Butterwings Group, Inc., an Illinois corporation ("Seller"), have entered into an Asset Purchase Agreement dated as of __________(which, together with the Exhibits thereto. is hereinafter referred to as the "Asset Purchase Agreement"); and

        WHEREAS, the Asset Purchase Agreement contemplates and provides for the assignment, transfer and conveyance to Buyer of the assets of Seller used or useful in the business of the Seller (the "Business);

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, transfer, convey, assign and deliver to Buyer, as of the date, first above appearing, all of Seller's right, title and interest whatever kind and character, in and to the assets described on Schedule 1B hereto (the "Purchased Assets"):

        TO HAVE AND TO HOLD unto Buyer. its successors and assigns forever all of the Purchased Assets hereby granted, bargained, sold, transferred, conveyed, assigned and delivered.

        Seller hereby irrevocably makes, constitutes and appoints Buyer the true and lawful Attorney of Seller, with full Power of substitution, for and in the name and stead of Seller but on behalf and for the benefit of Buyer, to demand and receive from time to time any and all property, tangible and intangible, constituting any of the Purchased Assets and to give receipts and releases for and in respect of the same and any part thereof and, from time to time, to institute and prosecute in the name of Seller, but at the expense and for the benefit of Buyer, any and all proceedings at law, in equity or otherwise which Buyer may deem proper to collect, assert or enforce any claim, right or title of any kind in of any of the Purchased Assets and to defend and compromise any and all actions, suits or proceedings hereafter instituted in respect of any of the Purchased Assets and to do all such acts and things in relation to the Purchased Assets as Buyer shall deem desirable, except in all cases as otherwise contemplated by the Asset Purchase Agreement.

        Seller hereby covenants and agrees to execute and deliver to Buyer such other instruments of conveyance, assignment and transfer as Buyer may reasonably request in order to more fully vest in Buyer all and singular the rights and properties hereby granted, bargained, sold, transferred , conveyed, assigned and delivered.

        This Bill of Sale, Assignment and Conveyance shall be deemed to have been executed and delivered in the State of Minnesota and shall be governed by and construed in accordance with the internal laws, as opposed to the rules governing conflicts of laws, of the State of Minnesota.

        The Bill of Sale, Assignment and Conveyance shall be binding upon Seller and its successors and assigns.

        IN WITNESS WHEREOF, Seller has caused this instrument to be signed in its name by its proper and duly authorized corporate officer as of the _________ day of ____________, 19__.

                                                BUTTERWINGS ENTERTAINMENT GROUP

                                                          By: /s/ Steve Buckley
                                                          ---------------------
                                                                 Its President
                                                                 -------------